Exhibit No. 21.1

SUBSIDIARIES OF REGISTRANT

As of December 31, 2013, the Company has the following subsidiaries:

1.Asia Diamond Exchange, Inc., a Wyoming corporation

Percentage of ownership: 100%

Business activity: holding company for the Asia Diamond Exchange to be established in Vietnam.

2. American Pacific Resources, Inc., a Wyoming corporation

Percentage of ownership: 100%

Business activity: holding company for mineral and natural resources business (inactive).

3. Empire Spirits, Inc., a Nevada corporation

Percentage of ownership (to be determined).

Business activity: manufacturing and sale of American-made baijiu.

4. Philux Global Funds SCA, SICAV-RAIF, a Luxembourg corporation

Percentage of ownership: 100%

Business activity: Luxembourg bank master fund.

5. PHI Luxembourg Development SA, a Luxembourg corporation

Percentage of ownership: 100% owned by PHI Group, Inc.

Business activity: mother holding company for Luxembourg bank funds.

6. PHI Luxembourg Holding SA, a Luxembourg corporation

Percentage of ownership: 100% owned by PHI Luxembourg Development SA.

Business activity: holding company for participating shares in sub-funds of PHILUX Global Funds.

7. Philux Global General Partner SA, a Luxembourg corporation

Percentage of ownership: 100%

Business activity: holding management shares in PHILUX Global Funds.

8. Philux Capital Advisors, Inc., a Wyoming corporation

Percentage of ownership: 100%

Business activity: M&A consulting services.

9. Philux Global Advisors, Inc., a Wyoming corporation.

Percentage of ownership: 100%

Business activity: Investment advisory services (startup)

10. Philux Global Healthcare, Inc., a Wyoming corporation

Percentage of ownership: 100%

Business activity: medical and healthcare business (startup).

11. Philux Global Trade Inc., a Wyoming corporation

Percentage of ownership: 100%

Business activity: international trade.

12. Philux Global Energy Inc., a Wyoming corporation

Percentage of ownership: 100%

Business activity: holding company for prospective energy portfolio.

13. Philux Global Vietnam Investment & Development Co., Ltd., a Vietnamese limited liability company

Percentage of ownership: 100%

Business activity: direct investments, consulting services.